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                                                                   EXHIBIT 10.48

                        STOCK ACQUISITION LOAN AGREEMENT

     This Stock Acquisition Loan Agreement ("Agreement") is made and entered in to as of June 15, 1995, between Parker & Parsley Petroleum Company, a Delaware corporation (the "Company") and Scott D. Sheffield (the "Executive").

                                   RECITALS:

     A. WHEREAS, the Board of Directors of Company (the "Board") deem it to be in the best interest of the Company for the officers of the Company and its Subsidiaries to accumulate and maintain significant stock ownership in the Company;

     B. WHEREAS, Executive is an officer of Company or one of its Subsidiaries and an employee of a Subsidiary of Company, and is desirous of accumulating ownership of additional shares of the Company's common stock ("Shares"); and

     C. WHEREAS, the Board desires to provide Executive the means to acquire Company's common stock;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

     1. Loan. In consideration of Executive's continued employment with any Subsidiary of Company and other value received, Company agrees, from and after the date hereof until the earlier to occur of (a) Executive's termination of employment with any Subsidiary of the Company, or (b) June 22, 1995, to make advances up to, but not in excess of $125,418 (the "Advances"), to Executive for the purchase of Shares. In consideration of the Advances and other value received, Executive promises to pay to Company the aggregate amount of all Advances, together with interest thereon at a rate per annum equal to 7.0625%, calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 365 or 366 days, as the case may be, as provided herein.

     2. Use of Advances. The Advances shall be used by Executive exclusively to purchase Shares not later than June 22, 1995. Advances shall be made only upon Executive's delivery to Company of written evidence satisfactory to Company of Executive's purchase of Shares.

     3. Repayment of Loan. Advances shall be due and payable in three (3) equal installments on each of June 15, 1996, 1997 and 1998 (each a "Payment Date"), together with all interest then accrued but unpaid; provided, however, Advances, together with all interest then accrued but unpaid shall be immediately due and payable upon the termination of Executive's employment prior to a Change in Control (as hereinafter defined) for a reason other than a reason set forth in clause (c) of this paragraph; and provided further, however, that amounts due under this Agreement on a Payment Date shall be

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automatically forgiven by Company, without further obligation or liability therefor by Executive, (a) in the event a Change in Control has occurred prior to such Payment Date; (b) if Executive is then employed by Company or any Subsidiary of Company (the "Employer"); or (c) if not employed by Employer on such Payment Date and Executive's employment was terminated:

                  (i)      as the result of Executive's death;

                  (ii)     by Employer:

                           (A) as a result of Executive's absence from his employment duties on a full time basis (1) for 180 consecutive calendar days due to Executive's incapacity arising from physical or mental impairment or illness; and (2) following Company's written notice of termination of employment (whether before or after the end of such 180 day period); or

                           (B)      for any reason other than for Cause; or

                  (iii) by Employee (1) for Good Reason; or (2) if his health should become impaired to an extent that makes the continued performance of his employment duties hazardous to his physical or mental health or his life.

         4. Certain Definitions. As used in this Agreement, each of the following terms or phrases has the meaning stated:

                  (a) "Acquiring Person" means any Person other than Company, any of Company's Subsidiaries, any employee benefit plan of Company or of a Subsidiary of Company or of a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, or any trustee or other fiduciary holding securities under an employee benefit plan of Company or of a Subsidiary of Company or of a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company.

                  (b) "Across-the-Board Salary Reduction" shall mean a reduction in the Base Salary that is a part of, and is at a rate consistent with, a reduction in the base salaries paid to all executive officers of the Company or its Subsidiaries.

                  (c) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of

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                           "Affiliate," the term "control" means the possession,
                           directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract, or otherwise.

                  (d) "Base Salary" shall mean compensation paid by Company to Executive for Executive's services in a specified amount per annum. The Base Salary shall be payable in substantially equal bi-monthly installments. The Compensation Committee of the Board may review the Base Salary periodically and may grant such increases, or effect such reductions, in the Base Salary as the Compensation Committee considers appropriate in accordance with such compensation guidelines and policies as it may establish from time to time.

                  (e) "Cause" shall mean (i) Executive's continued failure to substantially perform his duties and responsibilities (other than any such failure resulting from Executive's incapacity due to physical or mental impairment or illness) after written demand for substantial performance is delivered by [IN THE CASE OF THE CHIEF EXECUTIVE
                           OFFICER: the Board] [IN THE CASE OF THE OTHER EXECUTIVE OFFICERS: the Board or the Chief Executive Officer] specifically identifying the manner in which [IN THE CASE OF THE CHIEF EXECUTIVE OFFICER: the Board] [IN THE CASE OF THE OTHER EXECUTIVE
                           OFFICERS: the Board or the Chief Executive Officer, as the case may be,] believes Executive has not substantially performed such duties and responsibilities; (ii) Executive's engaging in misconduct that is materially injurious to the Company or an Affiliate of the Company, monetarily or otherwise; or (iii) disclosure of Nonpublic Information as further defined. For purposes of clause (ii) of this paragraph, an act, or failure to act, on Executive's part shall be considered "misconduct" if done, or omitted, by Executive not in good faith and without reasonable belief that such act, or failure to act, was in the best interests of the Company.

                  (f) "Change in Control" shall have the meaning given that term in Section 1.6 of Company's Long-term Incentive Plan dated February 19, 1991, as amended from time to time.

                  (g) "Excessive Salary Reduction" shall mean (i) a reduction in the Base Salary that is not an Across-the-Board Salary Reduction and that, when combined with the net effect of all prior increases and reductions in the Base Salary (other than prior reductions that were Across-the-Board Salary Reductions), results in the Base Salary being less than 80% of the highest Base Salary to which Executive

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                           has ever been subject; or (ii) a reduction in the
                           Base Salary (whether or not an Across-the-Board Salary Reduction) that, when combined with the net effect of all prior increases and reductions in the Base Salary (whether or not Across-the-Board Salary Reductions), results in the Base Salary being less than 65% of the highest Base Salary to which Executive has ever been subject.

                  (h) "Good Reason" shall mean the occurrence, subsequent to the date hereof, of (i) a material reduction in Executive's authorities, powers, functions, duties or responsibilities; (ii) an Excessive Salary Reduction; or (iii) a material failure by Company or its Subsidiaries to comply with any written agreement among Executive and Company or its Subsidiary.

                  (j) "Incumbent Board" means all individuals who, as of the date hereof, constitute the board of directors of Company and any other individual who becomes a director of Company after that date and whose election or appointment by the board of directors or nomination for election by Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

                  (k) "Nonpublic Information" means various information regarding the Company and its business, operations and affairs which Executive, in connection with his employment with the Company, has received, and will continue to receive, and which is not publicly available other than as a result of disclosure by Executive in violation of any written agreement between Executive and Company or any of its Subsidiaries, is referred to herein as "Nonpublic Information."

                  (l) "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with that Person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding voting or disposing of securities of Company with such Person, shall be deemed a single "Person."


                  (m) "Subsidiary" means any corporation or other entity of which a majority of the voting power of the Voting Securities is owned, directly or indirectly, by such Person.

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                  (n)      "Voting Securities" means any securities or equity
                           interests that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

         5.       Miscellaneous.

                  (a) Usury Savings Clause. Regardless of any provision contained herein, Company shall never be entitled to receive, collect, or apply, as interest, any amount in excess of the maximum rate permitted by law ("Highest Lawful Rate"), and, in the event the Company ever receives, collects, or applies as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of advances and treated hereunder as such; and, if all Advances have been paid or forgiven in full, any remaining excess shall forthwith be paid to Executive. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Executive and the Company shall, to the maximum extent permitted under applicable law, (a) treat all Advances as but a single extension of credit, (b) characterize any nonprincipal payment as an expense, fee, or premium rather than an interest,
                           (c) exclude voluntary prepayments and the effects thereof, and (d) spread the total amount of interest throughout the entire contemplated term hereof; provided that if all Advances have been paid or forgiven in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Company shall refund to Executive the amount of such excess, and, in such event, the Company shall not be subject to any penalties provided by any law for contracting for, charging, taking, reserving, or receiving interest in excess of the Highest Lawful Rate.

                  (b) Successors. This Agreement shall be binding upon, and inure to the benefit of Company and Executive and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

                  (c) Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally;
                           (ii) sent by telecopy or similar electronic device and confirmed; (iii) delivered by overnight mail; or
                           (iv) sent by registered or certified mail, postage prepaid, addressed as follows:

                                If to Executive:

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                         (marked "Personal and Confidential")
                               Scott D. Sheffield
                               303 W. Wall, Suite 101
                               Midland, Texas 79701

                         If to Company:

                               Parker & Parsley Petroleum Company
                               303 W. Wall, Suite 101
                               Midland, Texas  79701
                               Attention:        President, and
                                                 General Counsel

                           or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (d) Waivers. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by Executive and Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

                  (e) Governing Law. THIS AGREEMENT IS BEING MADE AND EXECUTED IN, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND SHALL BE GOVERNED, CONSTRUED, INTERPRETED, AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

                  (f) Attorney Fees. All legal fees and costs incurred by Executive in connection with resolution of any dispute or controversy under or in connection with this Agreement shall be reimbursed promptly by Company to the Executive upon presentation by Executive to Company, after the dispute or controversy is resolved in favor of Executive.

                  (g) Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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                  (h)      Counterparts. This Agreement may be executed in
                           several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

                  (i) Offset. Without limiting any remedy available to the Company at law or in equity for breach by Executive of this Agreement, Company may offset any amounts owed, or benefits payable, by Company to Executive under any other agreement or benefit plans against amounts due and payable from Executive to Company under this Agreement.









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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                   PARKER & PARSLEY PETROLEUM COMPANY


                                   By: /s/  Scott D. Sheffield
                                       -----------------------------------------
                                       Scott D. Sheffield, President

                                   EXECUTIVE:


                                       /s/  Scott D. Sheffield
                                   ---------------------------------------------










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                                   SCHEDULE I


Buddy J. Knight
Denny B. Bullard
David E. Sanders
Danny Kellum
Howard Bradford
Hermann E. Eben
Lon C. Kile
Larry N. Paulsen
Timothy L. Dove
W.T. Howard
Mark L. Withrow

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